UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2016

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2016 annual meeting of shareholders (the “Annual Meeting”) of H&R Block, Inc. (the “Company”) was held on September 8, 2016.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Angela N. Archon	174,471,653	485,687	256,209	15,396,429
Paul J. Brown	174,290,910	666,637	256,002	15,396,429
William C. Cobb	173,934,774	1,054,547	224,228	15,396,429
Robert A. Gerard	173,885,376	1,057,564	270,609	15,396,429
Richard A. Johnson	174,043,889	919,058	250,602	15,396,429
David Baker Lewis	172,805,444	2,158,895	249,210	15,396,429
Victoria J. Reich	174,504,050	469,309	240,190	15,396,429
Bruce C. Rohde	173,056,368	1,910,967	246,214	15,396,429
Tom D. Seip	171,772,827	3,158,729	281,993	15,396,429
Christianna Wood	174,328,043	510,292	275,214	15,396,429
James F. Wright	173,370,401	1,592,588	250,560	15,396,429

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,956,488	1,387,789	265,701	0

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
170,586,990	4,115,801	510,758	15,396,429

4)	The shareholder proposal asking the Board of Directors to adopt and present for shareholder approval revisions to the Company’s proxy access bylaw was not approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,189,976	122,090,163	933,410	15,396,429

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 8, 2016	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary